Contact:
Mr. Thomas Konatich
Chief Financial Officer and
Acting Chief Executive Officer
SIGA Technologies, Inc.
(212) 672-9100

SIGA REPORTS ON CORRESPONDENCE FROM NASDAQ

New York, August 28, 2006-- SIGA Technologies, Inc. (NASDAQ: SIGA) disclosed today that on August 22, 2006, it received a staff determination letter from the Nasdaq Stock Market (“Nasdaq”) indicating that SIGA's common stock is subject to delisting from the Nasdaq Capital Market. The Nasdaq’s determination was based on its July 19, 2006, notice to SIGA informing it that for the 10 consecutive trading days proceeding the July 19 notice, SIGA’s market value of listed securities had been below the $35,000,000 minimum required for continued inclusion on the Nasdaq Capital Market under Marketplace Rule 4310(c)(2)(B)(ii) (the “Rule”). In accordance with Marketplace Rule 4310(c)(8)(C), SIGA was provided with 30 calendar days, until August 18, 2006, to regain compliance with the Rule, which it did not. SIGA intends to request a hearing in accordance the Marketplace Rule 4800 Series, which hearing request will stay the suspension and delisting of SIGA’s common stock pending a decision by a Nasdaq Listing Qualifications Panel. There can be no assurance that such Panel will grant SIGA’s request for continued listing.

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential to become a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria. In addition to smallpox, SIGA has antiviral programs targeting other Category A viral pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg).  On June 8, 2006, SIGA and PharmAthene Inc., entered into an Agreement and Plan of Merger pursuant to which SIGA and PharmAthene Inc. have agreed to combine their businesses through a merger.

For more information about SIGA, please visit SIGA's Web site at www.siga.com.

Forward-looking statements

This Press Release contains certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, and (e) SIGA may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Press Release and the above-mentioned presentation, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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